UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2012

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On July 25, 2012, Motorola Solutions, Inc. (the “Company”) issued a press release announcing, among other things, financial results for the quarter ended June 30, 2012. A copy of this press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On July 25, 2012, the Company issued a press release which, among other things, announced that its Board of Directors has authorized an increase in its share repurchase program to permit the Company to purchase up to an additional $2.0 billion of its outstanding common shares, bringing the total share repurchase program to up to $5.0 billion, with no expiration date for the program. Through June 30, 2012, the Company repurchased approximately $2.9 billion shares of common stock under the existing share repurchase program. With this increased authority, the Company will have up to approximately $2.1 billion available for its stock repurchase program, with no expiration date. The company may repurchase shares from time to time in the open market or in other privately negotiated transactions, subject to market conditions.

On July 25, 2012, the Company issued a press release which, among other things, announced that its Board of Directors has increased its regular quarterly cash dividend by 18 percent to $0.26 per share. The next quarterly dividend will be payable on October 15, 2012 to stockholders of record at the close of business on September 14, 2012.

A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release by Motorola Solutions, Inc. dated July 25, 2012 announcing financial results for the quarter ended June 30, 2012, an increased share repurchase program and dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: July 25, 2012	By:	/s/ John K. Wozniak
		Name:	John K. Wozniak
		Title:	Corporate Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by Motorola Solutions, Inc. dated July 25, 2012 announcing financial results for the quarter ended June 30, 2012, an increased share repurchase program and dividend.